Exhibit 5(i) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K
                                   BAYFUNDS

                         INVESTMENT ADVISORY CONTRACT


     This Contract is made this 1ST DAY OF SEPTEMBER, 1992, between BAYBANKS INVESTMENT MANAGEMENT, INC., an investment adviser registered under the Investment Advisers Act of 1940, having its principal place of business in Cambridge, Massachusetts (the "Adviser"), and BAYFUNDS, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

     WHEREAS, the Trust is an "open-end company" as that term is defined in the Investment Company Act of 1940 (the "Act") and is registered as such with the Securities and Exchange Commission; and

     WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust on whose behalf the Trust executes an exhibit to this Contract, and Adviser, by its execution of each such exhibit, accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets. The Adviser shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such brokers or dealers in conformity with such policies with respect to brokerage as the Trust shall establish from time to time and convey to the Adviser.

     2. Adviser, in its supervision of the investments of each of the Funds will be guided by each Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Trust's Registration Statement (as hereinafter defined) and exhibits thereto as may be on file with the Securities and Exchange Commission. The Trust shall deliver copies of all such investment policies and of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, and the Registration Statements to the Adviser, promptly upon such documents becoming available.

     3. The Trust shall pay or cause to be paid, on behalf of each Fund, all of the Funds' expenses and the Funds' allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of officers and Trustees of the Trust; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and filing its Registration Statements under the Securities Act of 1933 and the Act and any amendments thereto (collectively, the "Registration Statements"); expenses of registering and qualifying the Trust, the Funds and shares of the Funds ("Shares") under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) and sales literature; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. The Trust will also pay each Fund's allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers, Trustees, employees, distributors, and agents with respect thereto.

     4. The Trust, on behalf of each of the Funds, shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

     5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

     6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust), cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

     8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of that Fund, as defined in Section 2(a)(42) of the Act on sixty
(60) days' written notice to Adviser.

     9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. For purposes of this Contract, "assignment" shall have the meaning assigned to that term in Section 2(a)(4) of the Act. Adviser may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

     10. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security.

     11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

     12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

     13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

     14. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, provided, however, that nothing herein shall be construed in a manner inconsistent with the Act, the Investment Advisers Act of 1940, or the rules and regulations promulgated pursuant to such respective Acts.

     15. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

     16. The parties hereto acknowledge that BayBanks, Inc. has reserved the right to grant the non-exclusive use of the name "BayFunds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise pursuant to the terms of a Service Mark License Agreement, dated June 6, 1991.




                         INVESTMENT ADVISORY CONTRACT

                                  EXHIBIT A

                     BAYFUNDS SHORT TERM YIELD PORTFOLIO



     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .50 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .50 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     The right of the Adviser as set forth in Paragraph 6 of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of shares of the above-named Fund.

     Witness the due execution hereof this 1ST DAY OF SEPTEMBER, 1992.



Attest:                            BAYBANKS INVESTMENT MANAGEMENT, INC.



/s/Judith K. Benson                     By:/s/John J. Arena
                            Clerk                                   President



Attest:                             BAYFUNDS



/s/J. W. McGonigle                      By:/s/E. C. Gonzales
                        Secretary                                   President



                         INVESTMENT ADVISORY CONTRACT

                                  EXHIBIT B

                          BAYFUNDS EQUITY PORTFOLIO



     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .70 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .70 of 1% applied to the daily net assets of the Fund.
     The advisory fee so accrued shall be paid to Adviser daily.

     The right of the Adviser as set forth in Paragraph 6 of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of shares of the above-named Fund.

     Witness the due execution hereof this 1ST DAY OF SEPTEMBER, 1992.



Attest:                            BAYBANKS INVESTMENT MANAGEMENT, INC.



/s/Judith K. Benson                     By:John J. Arena
                            Clerk                                   President



Attest:                             BAYFUNDS



/s/J. W. McGonigle                      By:/s/E. C. Gonzales
                        Secretary                                   President



                         INVESTMENT ADVISORY CONTRACT

                                  EXHIBIT C

                           BAYFUNDS BOND PORTFOLIO



     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     The right of the Adviser as set forth in Paragraph 6 of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of shares of the above-named Fund.

     Witness the due execution hereof this 1ST DAY OF SEPTEMBER, 1992.



Attest:                            BAYBANKS INVESTMENT MANAGEMENT, INC.



/s/Judith K. Benson                     By:/s/John J. Arena
Clerk                                   President



Attest:                             BAYFUNDS

/s/J. W. McGonigle                      By:/s/E. C. Gonzales